                            ------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            ------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
                            ------------------------

      Date of Report (Date of earliest event reported) : February 25, 2004

                                VOYAGER ONE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

        0-32737                                          88-049002272
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)

859 West End Court, Suite I,     Vernon Hills, IL 60061
-------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: (847) 984-6200

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         Voyager One, Inc. (the "Registrant") has previously filed its Current Report on Form 8-K, dated February 25, 2004, without certain financial information required by Item 7 of such Form 8-K. The Registrant hereby amends the Current Report on Form 8-K to file such financial information.

         The Registrant is in the business of developing a solution for the approximately 73 million 35mm SLR camera owners who are looking for a viable digital solution method without having to discard their present equipment. The principal key in achieving this objective involves our design, development, and sale of electronic film hardware and software products for digital imaging applications. The Registrant is uniquely positioned for success based upon its development of a first-of-its-kind technology that enables a conventional 35mm single lens reflex (SLR) camera to capture, store, and transfer digital images without any modification to the camera. Registrant believes that its electronic film system (EFS) and other products are uniquely positioned to become industry standards among users desiring the functionality of both conventional and digital photography. Registrant's growth is expected to be driven by the rapid proliferation of digital imaging, a large installed base of conventional 35mm cameras, strong product appeal, a highly adaptable, scalable, and defensible product architecture, robust marketing and manufacturing strategies, and a talented management and product development team.

         Item 7, subparagraph (a) of the Report dated February 25, 2004, is hereby amended to read as follows:

Independent Auditors' Report of Mendoza Berger & Company, LLP.

Balance Sheets as of December 31, 2003 and December 31, 2002

Statements of Operations for the Fiscal Year Ended December 31, 2003, for the period from inception (June 28, 2002) through December 31, 2002 and for the period from inception (June 28, 2002) through December 31, 2003

Statement of Changes in Stockholders' Equity for the period from inception
  (June 28, 2002) through December 31, 2003.

Statements of Cash Flows for the Fiscal Year Ended December 31, 2003 and
  December 31, 2002, and for the period from inception (June 28, 2002) through December 31, 2003

Notes to Financial Statements

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 19, 2004                        VOYAGER ONE, INC.

                                             By: /s/ John Lichter
                                                 -------------------------------
                                                 Chief Executive Officer

                         SILICON FILM TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

                                TABLE OF CONTENTS




Independent Auditors' Report............................................... F-1

Balance Sheets............................................................  F-2

Statements of Operations..................................................  F-3

Statement of Changes in Stockholders' Equity..............................  F-4

Statements of Cash Flows..................................................  F-5

Notes to Financial Statements.............................................  F-6

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of Silicon Film Technologies, Inc.

We have audited the accompanying balance sheets of Silicon Film Technologies, Inc. (a development stage company) as of December 31, 2003 and 2002 and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2003, for the period from inception (June 28, 2002) through December 31, 2002 and for the period from inception (June 28,
2002) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Silicon Film Technologies, Inc. as of December 31, 2003 and 2002, and the results of its operations and cash flows for the year ended December 31, 2003, for the period from inception (June 28, 2002) through December 31, 2002 and for the period from inception (June 28,
2002) through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed further in Note 2, the Company has been in the development stage since its inception (June 28, 2002) and continues to incur significant losses. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MENDOZA BERGER & COMPANY, LLP


March 12, 2004
Irvine, California


                                  SILICON FILM TECHNOLOGIES, INC.
                                   (A DEVELOPMENT STAGE COMPANY)
                                          BALANCE SHEETS
                                    DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------------------------

                                              ASSETS

                                                                           2003           2002
                                                                       ------------   ------------
Current assets:
    Cash                                                               $    24,564    $        --
                                                                       ------------   ------------

     Total current assets                                                   24,564             --
                                                                       ------------   ------------

Property and equipment, net (Note 3)                                        26,535             --
                                                                       ------------   ------------
Other assets:
    Due from related party (Note 8)                                         11,250             --
    Deposit                                                                  8,400             --
    Patents, net (Note 4)                                                1,111,867             --
                                                                       ------------   ------------
     Total other assets                                                  1,131,517             --
                                                                       ------------   ------------
     Total assets                                                      $ 1,182,616    $        --
                                                                       ============   ============

                               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                   $   456,744    $        --
    Accrued interest                                                        18,978             --
    Note payable - related party (Note 4)                                  305,000             --
                                                                       ------------   ------------
     Total current liabilities                                             780,722             --
                                                                       ------------   ------------
Commitments (Note 6)                                                            --             --

Stockholders' equity: (Notes 7 and 8)
    Common Stock Class A, no par value, 75,000,000 shares
      authorized, 65,929,180 and 1,000 issued and outstanding at
      December 31, 2003 and 2002, respectively                           1,092,375          1,000
    Common Stock Class B, no par value, 5,000,000 shares authorized,
      5,000,000 and 0 issued and outstanding at December 31, 2003
      and 2002, respectively                                                    --             --
    Deficit accumulated during development stage                          (690,481)        (1,000)
                                                                       ------------   ------------
     Total stockholders' equity                                            401,894             --
                                                                       ------------   ------------
     Total liabilities and stockholders' equity                        $ 1,182,616    $        --
                                                                       ============   ============

            The accompanying notes are an integral part of these financial statements


                                               F-2


                                  SILICON FILM TECHNOLOGIES, INC.
                                   (A DEVELOPMENT STAGE COMPANY)
                                     STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------------------------
                                                                                   Cumulative amounts
                                                                   From inception    from inception
                                                     For the year  (June 28, 2002)  (June 28, 2002)
                                                        ended          through         through
                                                     December 31,    December 31,    December 31,
                                                        2003             2002             2003
                                                    -------------   -------------   -------------
Operating expenses:
    Amortization                                    $    122,305    $         --     $   122,305
    Automobile expense                                    10,400              --          10,400
    Bank service charge                                      499              --             499
    Depreciation                                           1,042              --           1,042
    Dues and subscriptions                                    74              --              74
    Office supplies                                        3,306              --           3,306
    Postage and delivery                                     374              --             374
    Consulting                                           442,855              --         442,855
    Financing expense                                      5,625              --           5,625
    Legal fees                                            24,069           1,000          25,069
    Reference materials                                      115              --             115
    Rent                                                  17,325              --          17,325
    Repairs                                                1,164              --           1,164
    Supplies                                                 495              --             495
    Telephone                                              3,294              --           3,294
    Travel and entertainment                              27,818              --          27,818
    Utilities                                                992              --             992
                                                    -------------   -------------   -------------

Total operating expenses and loss from operations        661,752           1,000         662,752
                                                    -------------   -------------   -------------
Interest expense                                          27,729              --          27,729
                                                    -------------   -------------   -------------
Net loss before taxes                                   (689,481)         (1,000)       (690,481)
                                                    -------------   -------------   -------------
Provision for income taxes (Note 5)                           --              --              --
                                                    -------------   -------------   -------------
Net loss                                            $   (689,481)   $     (1,000)   $   (690,481)
                                                    =============   =============   =============

Net loss per share                                  $      (0.01)   $      (1.00)
                                                    =============   =============
Weighted average number of common shares
   outstanding                                        64,420,048           1,000
                                                    =============   =============



            The accompanying notes are an integral part of these financial statements

                                               F-3


                                       SILICON FILM TECHNOLOGIES, INC.
                                        (A DEVELOPMENT STAGE COMPANY)
                                STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                   FOR THE PERIOD FROM INCEPTION (JUNE 28, 2002) THROUGH DECEMBER 31, 2003
------------------------------------------------------------------------------------------------------------
                                Common Stock - Class A    Common Stock - Class B
                               ------------------------  ------------------------
                                                                                     DEFICIT
                                                                                   ACCUMULATED
                                                                                     DURING        TOTAL
                                NUMBER OF                 NUMBER OF                DEVELOPMENT  STOCKHOLDERS'
                                 SHARES       AMOUNT       SHARES       AMOUNT        STAGE        EQUITY
                               -----------  -----------  -----------  -----------  -----------   -----------
Balance at inception -
  June 28, 2002                        --   $       --           --   $       --   $       --    $       --

Issuance of stock for
  professional services             1,000        1,000           --           --           --         1,000

Net loss                               --           --           --           --       (1,000)       (1,000)
                               -----------  -----------  -----------  -----------  -----------   -----------

Balance at December 31, 2002        1,000        1,000           --           --       (1,000)           --
                               -----------  -----------  -----------  -----------  -----------   -----------
Issuance of founders stock     44,100,680           --    5,000,000           --           --            --

Common stock issued for cash    4,950,000      247,500           --           --           --       247,500

Issuance of stock for
  patents (Note 4)             15,365,000      768,250           --           --           --       768,250

Conversion of notes
  payable into stock            1,400,000       70,000           --           --           --        70,000

Common stock issued in
  connection with financing       112,500        5,625           --           --           --         5,625

Net loss                               --           --           --           --     (689,481)     (689,481)
                               -----------  -----------  -----------  -----------  -----------   -----------
Balance at December 31, 2003   65,929,180   $1,092,375    5,000,000   $       --   $ (690,481)   $  401,894
                               ===========  ===========  ===========  ===========  ===========   ===========




                 The accompanying notes are an integral part of these financial statements

                                                    F-4


                                   SILICON FILM TECHNOLOGIES, INC.
                                    (A DEVELOPMENT STAGE COMPANY)
                                      STATEMENTS OF CASH FLOWS
----------------------------------------------------------------------------------------------------
                                                                                    Cumulative amounts
                                                                        From               from
                                                                       inception         inception
                                                     For the year   (June 28, 2002)   (June 28, 2002)
                                                        ended          through            through
                                                     December 31,     December 31,     December 31,
                                                         2003            2002              2003
                                                    --------------   --------------   --------------
Cash flows from operating activities:
   Net loss                                         $    (689,481)   $      (1,000)   $    (690,481)

Adjustments to reconcile net loss to net
 cash used in operating activities:
    Amortization and depreciation                         123,347               --          123,347
Changes in assets and liabilities:
    Increase in deposits                                   (8,400)              --           (8,400)
    Increase in accounts payable                          456,744               --          456,744
    Increase in accrued interest                           18,978               --           18,978
                                                    --------------   --------------   --------------

       Net cash used in operations                        (98,812)          (1,000)         (99,812)
                                                    --------------   --------------   --------------
Cash flows from investing activities:
    Due from related party                                (11,250)              --          (11,250)
    Acquisition of  fixed assets                          (27,577)              --          (27,577)
    Acquisition of patents                               (465,922)              --         (465,922)
                                                    --------------   --------------   --------------
        Net cash used by investing activities            (504,749)              --         (504,749)
                                                    --------------   --------------   --------------
Cash flows from financing activities:
    Issuance of common stock for cash                     247,500               --          247,500
    Issuance of common stock for services                      --            1,000            1,000
    Issuance of common stock for financing                  5,625               --            5,625
    Issuance of notes payable                             460,000               --          460,000
    Payment on note payable                               (85,000)              --          (85,000)
                                                    --------------   --------------   --------------
        Net cash provided by financing activities         628,125            1,000          629,125
                                                    --------------   --------------   --------------
Net increase in cash                                       24,564               --           24,564

Cash, beginning of period                                      --               --               --
                                                    --------------   --------------   --------------
Cash, end of period                                 $      24,564    $          --    $      24,564
                                                    ==============   ==============   ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:
      Cash paid during the for:
        Interest                                    $       8,750    $          --    $       8,750
                                                    ==============   ==============   ==============
SUPPLEMENTAL DISCLOSURE OF NON-CASH ITEMS:
      Issuance of 15,365,000 shares common
         stock - class A for patents acquired       $     768,250    $          --    $     768,250
                                                    ==============   ==============   ==============
      Conversion of notes payable into 1,400,000
         shares of common stock - class A           $      70,000    $          --    $      70,000
                                                    ==============   ==============   ==============

             The accompanying notes are an integral part of these financial statements

                                                F-5

                         SILICON FILM TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE PERIOD FROM INCEPTION (JUNE 28, 2002)
                            THROUGH DECEMBER 31, 2003
--------------------------------------------------------------------------------

1.       NATURE OF BUSINESSES
         --------------------

         Silicon Film Technologies, Inc. (the Company) was incorporated on June 28, 2002, in Illinois. The Company is a product design and development company. It is primarily engaged in the development of digital imaging solutions and products.

         The principal key in achieving this objective involves our design, development, and sale of electronic film hardware and software products for digital imaging applications. The Company is uniquely positioned for success based upon its development of a first-of-its-kind technology that enables a conventional 35mm single lens reflex (SLR) camera to capture, store, and transfer digital images without any modification to the camera.

         The Company's success will depend in part on its ability to obtain financing necessary to produce and sell its EFS product line. The EFS product suite is supported by a highly sophisticated design architecture that optimizes efficiency and scalability. It relies on CMOS technology-based image sensors and standard components such as SDRAM. The EFS rapidly captures and stores "pure" images. The design is scalable in that larger and higher resolution image sensors can be used with only minor product modifications. This allows for cost effective management of product life cycle enhancements. The (e)film cartridge fits in virtually any 35mm SLR camera model and is compatible with most camera operating features, lenses, and accessories photographers may use to take a photo thereby leveraging the in place investment in these accessories.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

         The following summarizes the significant accounting policies and practices reflected in the accompanying financial statements:

         GOING CONCERN AND MANAGEMENT'S PLANS
         ------------------------------------

         The Company is presently a development stage entity. The Company must obtain additional financing to fund the production and sale of its products.

         Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these conditions are to raise additional debt and/or equity financing to fund future operations and to provide additional working capital. However, there is no assurance that such financing will be consummated or obtained in sufficient amounts necessary to meet the Company's needs.

         In the interim, the Company will require minimal overhead, and key administrative and management functions will be provided by stockholders. Accordingly, the accompanying financial statements have been presented under the assumption that the Company will continue as a going concern.

                         SILICON FILM TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE PERIOD FROM INCEPTION (JUNE 28, 2002)
                            THROUGH DECEMBER 31, 2003
--------------------------------------------------------------------------------


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
         ------------------------------------------------------

         GOING CONCERN AND MANAGEMENT'S PLANS (Continued)
         ------------------------------------------------

         The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

         INCOME TAXES
         ------------

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

         USE OF ESTIMATES
         ----------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         PROPERTY AND EQUIPMENT
         ----------------------

         Property and equipment is stated at cost and is depreciated over the estimated useful lives of the related assets using the straight-line method. The Company uses other depreciation methods (generally accelerated depreciation methods) for tax purposes when appropriate. Amortization of leasehold improvements is provided on the straight-line method over the lesser of the lease or the estimated economic useful lives. The estimated useful lives are as follows:

                         SILICON FILM TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE PERIOD FROM INCEPTION (JUNE 28, 2002)
                            THROUGH DECEMBER 31, 2003
--------------------------------------------------------------------------------


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
         ------------------------------------------------------

         PROPERTY AND EQUIPMENT (Continued)
         ----------------------------------

             Leasehold Improvements                             5 years
             Equipment and Fixtures                             5 years
             Vehicles                                           5 years

         INTANGIBLE ASSETS
         -----------------

         On November 1, 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets." The new standard requires that goodwill and indefinite-lived intangible assets no longer be amortized. In addition, goodwill and indefinite-lived intangible assets are tested for impairment at least annually. These tests will be performed more frequently if there are triggering events. Impairment losses after initial adoption will be recorded as a part of income from continuing operations.

         Definite-lived intangible assets, such as patents, are amortized over their estimated useful lives. The Company continually evaluates the reasonableness of the useful lives of these assets.

         IMPAIRMENT OF LONG-LIVED ASSETS
         -------------------------------

         The Company reviews the carrying values of its long-lived and intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. No impairment losses were recorded in 2003 and 2002.

         NET LOSS PER SHARE
         ------------------

         In February 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128 "Earnings Per Share" which requires the Company to present basic and diluted earnings per share, for all periods presented. The computation of loss per common share (basic and diluted) is based on the weighted average number of shares actually outstanding during the period. Diluted loss per share were not presented because they were considered to be anti-dilutive.

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         -----------------------------------

         Financial instruments consist principally of cash and payables. The estimated fair value of these instruments approximate their carrying value.

                         SILICON FILM TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE PERIOD FROM INCEPTION (JUNE 28, 2002)
                            THROUGH DECEMBER 31, 2003
--------------------------------------------------------------------------------


3.       PROPERTY AND EQUIPMENT
         ----------------------

         Property and equipment consist of the following at December 31:

                                                        2003           2002
                                                    -------------  -------------

         Furniture and equipment                    $     25,010   $         --
         Leasehold improvements                            2,567             --
                                                    -------------  -------------

                                                          27,577             --
     Accumulated depreciation                             (1,042)            --
                                                    -------------  -------------
                                                    $     26,535   $         --
                                                    =============  =============

         Depreciation expense is $1,042 for the year ended December 31, 2003.

4.       PATENT PURCHASE AND NOTE PAYABLE
         --------------------------------

         On February 1, 2003 the company purchased patents, trademarks, and other intellectual property rights from Quest Manufacturing Inc., which is wholly owned by the Company's CEO, in exchange for a note payable for $390,000 with a stated interest rate of 6% due on December 31, 2004 and the issuance of 15,365,000 shares of Class A Common Stock valued at $768,250. Additionally, the Company assumed an accounts payable of $75,922, payable to the patent attorney.

         As of December 31, 2003 the balance due on the note payable was $305,000.

         The Company paid approximately a total of $1,234,172 for these patents and related assets, which are being amortized over their expected remaining life of 9 years and 3 months. Amortization expense charged to operations was $122,305 for 2003. Estimated amortization of the each of the next five years is $133,428. Total patents at December 31, 2003 are as follows:

         Patents                                                   $  1,234,172
         Less: accumulated amortization                                (122,305)
                                                                   -------------
                                                                   $  1,111,867
                                                                   =============

                         SILICON FILM TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE PERIOD FROM INCEPTION (JUNE 28, 2002)
                            THROUGH DECEMBER 31, 2003
--------------------------------------------------------------------------------


5.       INCOME TAXES
         ------------

         The components of the deferred tax asset is as follows at December 31:

                                                        2003          2002
                                                    -------------  -------------
         Deferred tax assets:
             Net operating loss carry-forward       $     69,000   $         --
             Amortization                                 15,000             --
             Temporary timing difference                 170,000             --
                                                    -------------  -------------

                                                         254,000             --
         Less: valuation allowance                      (254,000)            --
                                                    -------------  -------------

         Net deferred tax assets                    $         --   $         --
                                                    =============  =============

         The Company had available approximately $184,000 unused federal and state net operating loss carry-forwards at December 31, 2003, that may be applied against future taxable income. These net operating loss carry-forwards expire through 2023.

         SFAS No. 109 requires a valuation allowance to be recorded when it is more likely than not that some or all of the deferred tax assets will not be realized. At December 31, 2003, valuation allowances for the full amount of the net deferred tax asset were established due to the uncertainties as to the amount of the taxable income that would be generated in future years.

         Reconciliation of the difference between the statutory tax rate and the effective income tax rate is as follows at December 31:

                                                        2003           2002
                                                    -------------  -------------

         Statutory federal tax (benefit) rate            (34.0)%          --
         Statutory state tax (benefit) rate               (3.2)%          --
                                                    -------------  -------------

         Effective tax rate                              (37.2)%          --
         Valuation allowance                              37.2%           --
                                                    -------------  -------------

                                                            --            --
                                                    =============  =============

                         SILICON FILM TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE PERIOD FROM INCEPTION (JUNE 28, 2002)
                            THROUGH DECEMBER 31, 2003
--------------------------------------------------------------------------------


6.       COMMITMENTS
         -----------

         OPERATING LEASES
         ----------------

         The Company leases its facility which requires monthly payments of $4,200. In addition, the Company is responsible for all taxes and operating expenses. The lease expires on September 30, 2005. Total rent expense under this agreement was $17,325 for the year ended December 31, 2003.

         Subsequent to year end, the Company entered into various subleases for equipment which require monthly payments totaling $6,139 through January 2008.

         Future minimum rental payments are as follows:

                                          EQUIPMENT     FACILITY       TOTAL
                                        ------------  ------------  ------------
         FOR THE YEAR ENDED
            DECEMBER 31,
            ------------
                2004                    $    57,985   $    50,400   $   108,385
                2005                         72,970        37,800       110,770
                2006                         45,608            --        45,608
                2007                         28,581            --        28,581
                2008                          6,125            --         6,125
                                        ------------  ------------  ------------
                                        $   211,269   $    88,200   $   299,469
                                        ============  ============  ============

7.       COMMON STOCK
         ------------

         The Company is authorized to issue 75,000,000 shares of no par value Class A Common Stock and 5,000,000 shares of no par value Class B Common Stock. At December 31, 2003 and 2002 there were 65,929,180 and 1,000 shares of Class A Common Stock and 5,000,000 and 0 of Class B Common Stock, issued and outstanding, respectively.

         Holders of Class A Common Stock are entitled to one vote for each share held. Holders of Class B Common Stock generally vote as a single class with holders of Class A Common Stock but are entitled to one hundred votes for each share held. The Class A Common Stock and Class B Common Stock have equal liquidation and dividend rights.

                         SILICON FILM TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE PERIOD FROM INCEPTION (JUNE 28, 2002)
                            THROUGH DECEMBER 31, 2003
--------------------------------------------------------------------------------


8.       SUBSEQUENT EVENTS
         -----------------

         SALE OF COMMON STOCK
         --------------------

         In January and February 2004, the Company sold 2,850,000 shares of its Common Stock - Class A at $0.05 per share for a total of $142,500.

         NOTES PAYABLE
         -------------

         On January 26, 2004 the Company issued a convertible note payable for $50,000 with an interest rate of 12%. Principal and interest is due on February 1, 2005. The note is convertible into common stock on its due date at a 50% discount to the selling price of stock on the close of business on July 30, 2004.

         On January 27, 2004 the Company issued a convertible note payable for $50,000 with an interest rate of 12%. Principal and interest is due on August 1, 2004. The note is convertible into common stock on its due date at a 50 percent discount to the selling price of stock on the close of business on January 31, 2005

         On January 27, 2004, the Company issued a convertible note payable for $75,000 with an interest rate of 12%. Principal and interest is due on February 1, 2005. The note is convertible into common stock on its due date at a 50% discount to the selling price of stock on January 31, 2005.

         On January 27, 2004 the Company issued a convertible note payable for $25,000 with an interest rate of 12%. Principal and interest is due on February 1, 2005. The note is convertible into common stock on its due date at a 50% discount to the selling price of stock on the close of business on January 31, 2005

         On February 4, 2004 the Company issued a convertible note payable for $25,000 with an interest rate of 12%. Principal and interest is due on February 1, 2005. The note is convertible into common stock on its due date at a 50% discount to the selling price of stock on the close of business on January 31, 2005

         On February 4, 2004 the Company issued a convertible note payable for $25,000 with an interest rate of 12%. Principal and interest is due on February 1, 2005. The note is convertible into common stock on its due date at a 50% discount to the selling price of stock on the close of business on January 31, 2005

         On February 9, 2004 the Company issued a convertible note payable for $25,000 with an interest rate of 12%. Principal and interest is due on February 1, 2005. The note is convertible into common stock on its due date at a 50% discount to the selling price of stock on the close of business on January 31, 2005

                         SILICON FILM TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE PERIOD FROM INCEPTION (JUNE 28, 2002)
                            THROUGH DECEMBER 31, 2003
--------------------------------------------------------------------------------


8.       SUBSEQUENT EVENTS (Continued)
         -----------------------------

         REORGANIZATION
         --------------

         On February 25, 2004, the Company made and entered into an agreement which provides for the reorganization of Silicon Film Technologies, Inc., an Illinois Corporation with and into Voyager One, Inc., a Nevada corporation with Silicon Film Technologies, Inc. becoming a wholly-owned subsidiary of Voyager One, Inc. (Voyager). The agreement is for the exchange of 100% of the outstanding Common Stock of Silicon Film Technologies, Inc. for shares of Voyager totaling 8,597,400 of Common Stock and 625,000 Series A Preferred Stock which are each convertible into one (1) share of Voyager Common Stock.

         The former shareholders of Silicon Film Technologies, Inc. acquired control of the Company upon the closing of the agreement. The exchange was accounted for as a reverse acquisition. Accordingly, for financial statement purposes, Silicon Film Technologies, Inc. was considered the accounting acquiror and the related business combination was considered a recapitalization of Silicon Film Technologies, Inc. rather than an acquisition by the Company. The historical financial statements prior to the agreement will be those of Silicon Film Technologies, Inc. and the name of the consolidated corporation going forward will be Voyager One, Inc..

         In connection with the reorganization, the Company has agreed to issue shares of common stock totaling 4% of Voyager's Common Stock, post acquisition, as a fee to an outside company.

         As of December 31, 2003 the Company has advanced Voyager $11,250.

         SUBORDINATED CONVERTIBLE NOTE PAYABLE
         -------------------------------------

         On March 22, 2004, Voyager issued an unsecured 6% $25,000 subordinated convertible note payable with principal and interest due April 1, 2007. Voyager, at its option, may at any time prior to the maturity date, redeem the note at 110% of face value of the principal and interest amount if redeemed within the first twelve months, at 120% of face value of the principal and interest amount if redeemed within the months 13 through 24 and at 130% of face value of the principal and interest amount if redeemed within months 25 through 36. After the second anniversary of the note, Voyager has the right to convert the note into Common Stock of Voyager. The conversion price shall be equal to 60% of the average closing bid price for the ten trading days immediately preceding the conversion date.